UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2013 (November 15, 2013)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 18, 2013, General Dynamics Corporation issued a press release announcing that L. Hugh Redd II, who has been the senior vice president and chief financial officer of the company since 2006, has informed the company of his intention to retire on December 31, 2013.

(c) The company also announced that on November 18, 2013, the board of directors elected Jason W. Aiken to succeed Mr. Redd as senior vice president and chief financial officer of the company, effective January 1, 2014. Mr. Aiken, age 41, has served as chief financial officer of the company’s Gulfstream Aerospace subsidiary since September 1, 2011, and prior to that time served as vice president and controller for the company from April 2010 to August 2011 and staff vice president, accounting from July 2006 to March 2010.

A copy of a press release issued by the company regarding these matters is attached as Exhibit 99.1 to this Form 8-K and incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	General Dynamics press release dated November 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/S/ KIMBERLY A. KURYEA
Kimberly A. Kuryea
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: November 18, 2013